UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008 (February 25, 2008)

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SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

      On February 25, 2008, Standard & Poor’s Ratings Services (“S&P”) announced several rating actions on certain subsidiaries of Security Capital Assurance Ltd (“SCA”). S&P’s release announced that the financial strength, financial enhancement and issuer credit ratings of XL Capital Assurance Inc. (“XLCA”), XL Financial Assurance Ltd (“XLFA”) and XL Capital Assurance (UK) Ltd. (“XLCA-UK”) were lowered to “A-” and placed on CreditWatch with negative implications. In addition, the rating of XLFA’s Twin Reefs Pass-Through Trust was also lowered to “A-” and placed on CreditWatch with negative implications.

      In taking the ratings actions described above, S&P noted that:

“The downgrade reflects [its] assessment that [SCA]’s evolving capital plan has meaningful execution and timing risk. In [S&P’s] opinion, [SCA]’s ability to access additional capital resources is uncertain. Based on each of [XLCA’s, XLFA’s and XLCA-UK’s] current claims-paying resources and projected theoretical losses generated by Standard & Poor's capital adequacy model, each of [these] companies’ margin of safety falls in the ‘A’ category. The CreditWatch Negative designation reflects the potential that the capital plan will not be successful.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

Date: February 27, 2008	By:	/s/ Thomas W. Currie
Name: Thomas W. Currie
Title: Senior Vice President